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Inktomi Announces Special Meeting of Stockholders in Connection with Proposed
Merger with Yahoo!
Inktomi also Announces Expiration of Antitrust Waiting Period

FOSTER CITY, Calif., February 11, 2003 — Inktomi Corp. (NASDAQ:INKT) announced today that it has scheduled a special meeting of its stockholders to consider and act on a proposal to adopt Inktomi’s previously-announced merger agreement with Yahoo! Inc. (NASDAQ:YHOO). The special meeting will be held on March 19, 2003, at 10:00 a.m., local time, at the San Mateo Mariott Hotel, 1770 South Amphlett Blvd., San Mateo, California. Stockholders of record at the close of business on February 3, 2003, the record date for the special meeting, will be entitled to vote at the meeting. Completion of the merger is subject to customary closing conditions, including approval of the merger agreement by Inktomi stockholders.

Inktomi also announced today that the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act with respect to the merger has expired.

About Inktomi

Based in Foster City, Calif., Inktomi is the leading provider of OEM Web search and paid inclusion services. A pioneer in Web search technology, Inktomi provides millions of users worldwide with the freshest and most relevant search experience, and ensures that thousands of online retailers have their content constantly represented. The company’s customers and partners include Amazon.com, eBay, Lycos/HotBot, MSN, Overture and WalMart.com.

This press release contains forward-looking statements regarding Yahoo!’s proposed acquisition of Inktomi. These statements are based on current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from those projected in any forward-looking statements. The potential risks and uncertainties relating to the proposed merger include, among others, the possibility that the transaction will not close or that the closing may be delayed and the reaction of customers of Inktomi to the transaction. For more information and additional risk factors regarding Inktomi generally see “Factors Affecting Operating Results” contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 30, 2002 and in other reports filed by Inktomi with the SEC. Inktomi expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any statements to reflect any change in Inktomi’s expectations or any change of events, conditions or circumstances on which any such statements are based.

Inktomi filed a preliminary proxy statement and other documents regarding the proposed merger described in this press release with the SEC on January 24, 2003. INKTOMI STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of Inktomi seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by Inktomi with the SEC for free at the SEC’s web site at www.sec.gov. Copies of the definitive proxy statement and other documents filed by Inktomi with the SEC may also be obtained free of cost by directing a request to: Joe Eandi, Vice President and General Counsel, Inktomi Corporation, 4100 E. Third Avenue, Foster City, CA 94404; (650) 653-2800.

Inktomi and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Inktomi stockholders in connection with the proposed merger. Such individuals may have interests in the merger, including as a result of holding options or shares of Inktomi common stock. A detailed list of the names, affiliations and interests of the participants in the solicitation is set forth in the preliminary proxy statement that was filed with the SEC on January 24, 2003 and will be set forth in the definitive proxy statement when it becomes available.

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Copyright © 2003 INKTOMI CORPORATION. All Rights Reserved. Inktomi and the tri-colored cube logo are trademarks or registered trademarks of Inktomi Corp. in the United States and other countries. All other names are trademarks, registered trademarks or service marks of their respective owners.